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Exhibit 4

NUMBER	[GRAPHIC]	SHARES
	INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO AUTHORIZED: 60,000,000 COMMON SHARES AND 5,000,000 PREFERRED SHARES, $.001 PAR VALUE	CUSIP 38068T105 SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies That Is The Owner Of	GOLD RESOURCE CORPORATION

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF
Gold Resource Corporation

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Colorado, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

[GRAPHIC]	/s/ WILLIAM REID PRESIDENT	[SEAL]	/s/ DAVID C. REID SECRETARY	[GRAPHIC]

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209

By:	Transfer Agent and Registrar Authorized Officer

Gold Resource Corporation
Corporate Stock Transfer, Inc.
Transfer Fee: As Required

THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF COMMON STOCK AND PREFERRED STOCK AND WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS IN WRITING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF. THE VARIATIONS IN PREFERENCES, LIMITATIONS AND RIGHTS DETERMINED FOR EACH SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES FOR FUTURE CLASSES OR SERIES.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian for
TEN ENT	—	as tenants by the entireties			(Cust.)		(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act of
		in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address of assignee

Shares
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated	20	.

SIGNATURE GUARANTEED:	X
X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

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  Exhibit 4